Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-237717 on Form S-3, and Registration Statement No. 333-230759 on Form S-8 of our report dated March 16, 2021, relating to the financial statements of Diamond S Shipping Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

New York, New York

March 16, 2021